UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2008

TM ENTERTAINMENT AND MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33746 (Commission File Number)	20-8951489 (IRS Employer Identification No.)

307 East 87th Street, New York, NY (Address of principal executive offices)	10128 (Zip Code)
Registrant’s telephone number, including area code: (212) 289-6942
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a)
     (i) On January 8, 2008, TM Entertainment and Media, Inc. (the “Company”) dismissed Goldstein Golub Kessler LLP (“GGK”) as independent accountants for the Company.
     (ii) GGK’s reports on the Company’s financial statements for the past year did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
     (iii) The Audit Committee of the Company’s Board of Directors recommended and approved the decision to change independent accountants.
     (iv) During the Company’s most recent fiscal year and the subsequent interim period preceding the dismissal of GGK, there were no disagreements with GGK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GGK, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.
     (v) During the Company’s most recent fiscal year and the subsequent interim period preceding the dismissal of GGK, there have been no reportable events as set forth in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.
     The Company requested that GGK furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.
(b) The Company engaged Eisner LLP (“Eisner”) as its new independent accountants as of January 8, 2008. Prior to such date, the Company, did not consult with Eisner regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 16.1 Letter from Goldstein Golub Kessler LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2008	TM Entertainment and Media, Inc.

	By:	/s/ Theodore S. Green

Name: Theodore S. Green
Chairman, Co-Chief Executive Officer
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Method of Filing

16.1	Letter from Goldstein Golub Kessler LLP	Furnished herewith